Veramark Announces First Quarter 2011 Results

Veramark Posts 5th Consecutive Quarterly Profit

ROCHESTER, NY -- (Marketwire - May 11, 2011) - Veramark Technologies, Inc. (OTCQB: VERA), a leading provider of Telecom Expense Management (TEM) solutions, today announced that revenues for its first quarter ended March 31, 2011 increased 22 percent to $3,386,000 from revenues of $2,782,000 for the same quarter of 2010. Net income of $53,000 for the quarter ended March 31, 2011 compared with net income of $67,000 for the first quarter of 2010, both representing $0.01 per share.

Tony Mazzullo, Veramark's President and Chief Executive Officer, attributed the increased revenues to the continued growth in multi-year telecom expense management contracts, strong contract renewal rates, improving performance of our new sales team, and the acquisition of Source Loop. Mr. Mazzullo stated, "In addition to increasing current revenues, orders for the first quarter of 2011 increased 40 percent from the first quarter of 2010, adding nearly $800,000 to our backlog of embedded future revenues."

The company has reported five (5) straight quarters of positive net income for the first time since 1999.

Mr. Mazzullo and Ronald Lundy, Vice President of Finance and CFO, will host a teleconference to discuss the 2011 first quarter results on Thursday, May 12, at 2:00 PM Eastern Time. To access the conference call, dial (800) 918-9476.

About Veramark Technologies, Inc.
Veramark is a leading provider of innovative enterprise solutions for telecom expense management and call accounting. Veramark solutions provide visibility into usage and spend for managing complex unified communications networks. Veramark technology and services help enterprises understand, manage, and control their fixed and mobile telecom assets, costs, and related business processes. For more information, visit www.veramark.com.

                         VERAMARK TECHNOLOGIES, INC.
                      CONDENSED STATEMENT OF OPERATIONS
                                 (Unaudited)

                             Three Months Ended
                                  March 31

                                                          2011          2010
                                                 ------------- -------------
Revenues                                         $   3,386,323 $   2,781,729
                                                 ============= =============
Income Before Taxes                                     52,962        66,511
Income Taxes                                                 -             -
                                                 ------------- -------------
Net Income                                       $      52,962 $      66,511
                                                 ============= =============
Net Income Per Diluted Share                     $        0.01 $        0.01
                                                 ============= =============
Weighted Average Number of
Shares Outstanding                                  10,439,140     9,847,577
                                                 ------------- -------------

Veramark, VeraSMART, and eCAS are registered trademarks of Veramark Technologies, Inc. All other trademarks are the property of their respective owners.

This report may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. A variety of factors could cause actual results to differ from the anticipated results expressed in such forward-looking statements. These may include but are not necessarily limited to changes in general economic conditions in the United States and overseas, technological changes in the telecommunications or computer industries, the timely and successful launch of planned new products, the timely installation and acceptance by end-user customers, and the impact of competition or changes in the marketing strategies of major distributors.

Media Contact:
Tony Mazzullo
President and CEO
Veramark Technologies, Inc.
(585) 381-6000
tmazzullo@veramark.com